                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                  July 7, 1997


                       ROBERTS PHARMACEUTICAL CORPORATION
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             (exact name of registrant as specified in its charter)


      NEW JERSEY                     1-1-432                     22-2429994
---------------------           ----------------           ---------------------
 (State or other                  (Commission                  (IRS Employer
 jurisdiction of                  File Number)                 Identification
 incorporation)                                                    Number)


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724
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          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code:  908-389-1182


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey  07724


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          (Former name or former address, if changed from last report)




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                                     - 2 -




        Item 5.  Other Events
                 ------------


        Roberts Pharmaceutical Corporation announced that it has completed the purchase of a pharmaceutical manufacturing facility from Searle Canada, a
   unit of Monsanto Company.   In addition to existing manufacturing and
   packaging operations, the 100,852 square foot facility includes warehouse, administrative, and QC/QA laboratory space. The facility, located in Oakville Ontario, is approved by both the U.S. Food and Drug Administration and the Health Protection Branch of Canada.

       Roberts has historically outsourced all its manufacturing and packaging functions. The Company anticipates several benefits with the purchase of the Oakville facility, which will include substantial cost savings through reduced cost of goods; lower inventory levels and greater flexibility to match product supply with demand; and the integration of Roberts Pharmaceutical Canada from leased space in Mississauga, Ontario to the Oakville site.

       Plans have been initiated to effect transfer of production of certain over-the-counter products from third party manufacturers to Oakville in the second half of 1997. This will be followed by a phase-in of the Company's Canadian, U.K. and U.S. prescription products. Also, Searle has agreed to
   lease back space from Roberts for a time.   Roberts and Searle have agreed in
   principle for Roberts to fulfill certain of Searle's packaging and clinical supply requirements.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                   (Registrant)




Date:  July 9, 1997                    By:  /s/ Anthony A. Rascio
                                        ----------------------------------
                                        Anthony A. Rascio
                                        Vice President